UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549
FORM 8-K
CURRENT REPORT
Pursuant to Section 13 or 15(d)
of the Securities Exchange Act of 1934
Date of Report (date of earliest event reported): June 9, 2009
CROSSTEX ENERGY, INC.
(Exact name of registrant as specified in its charter)

DELAWARE	000-50536	52-2235832

(State or Other Jurisdiction of Incorporation or Organization)	(Commission File Number)	(I.R.S. Employer Identification No.)

2501 CEDAR SPRINGS DALLAS, TEXAS	75201

(Address of Principal Executive Offices)	(Zip Code)
Registrant’s telephone number, including area code: (214) 953-9500

(Former name or former address, if changed since last report)
Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):
☐     Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)
☐     Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)
☐     Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))
☐     Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 1.01. Entry Into a Material Definitive Agreement.
     Crosstex Energy, Inc. (the “Registrant”) owns the two percent general partner interest, a 33 percent limited partner interest and the incentive distribution rights of Crosstex Energy, L.P. (the “Partnership”).
     On June 9, 2009, Crosstex Energy Services, L.P. and Crosstex Energy Services GP, LLC (collectively, the “Sellers”), subsidiaries of the “Partnership, entered into a Partnership Interest Purchase and Sale Agreement (the “Purchase Agreement”) with Southcross Energy LLC (the “Purchaser”), pursuant to which, upon the terms and subject to the conditions set forth in the Purchase Agreement, the Sellers have agreed to sell the Partnership’s Mississippi, Alabama and South Texas assets, consisting of all of the partnership interests of Crosstex CCNG Gathering, Ltd., Crosstex CCNG Transmission Ltd., Crosstex Gulf Coast Transmission Ltd., Crosstex Mississippi Pipeline, L.P., Crosstex Mississippi Gathering, L.P., Crosstex Mississippi Industrial Gas Sales, L.P., Crosstex Alabama Gathering System, L.P., Crosstex Midstream Services, L.P., Javelina Marketing Company Ltd., and Javelina NGL Pipeline Ltd. (the “Transferred Assets”), and the Purchaser has agreed to purchase the Transferred Assets (the “Transaction”) for a purchase price of $220 million, in cash, subject to certain adjustments as provided for in the Purchase Agreement. The Transaction is expected to close on or about July 31, 2009.
     The Purchase Agreement contains customary representations, warranties, covenants, and indemnities and is subject to customary closing conditions, including the approval of the lenders under the Partnership’s revolving credit and senior note agreements, the expiration or termination of the waiting period under the Hart-Scott-Rodino Antitrust Improvements Act of 1976, and certain other governmental approvals. The waiting period under the Hart-Scott-Rodino Antitrust Improvements Act has expired, but there can be no assurance as to whether any other government or other third party approvals or reviews can be obtained or completed within the time frame specified above, if at all.
     Subject to certain exceptions, under the terms of the Purchase Agreement, the Sellers have agreed that, for a period of 1 year after the closing, they will not engage in the business of gas gathering, gas transportation or gas processing (but excluding gas treating or dew point control) within a radius of ten miles from any gas processing plant or pipeline that is part of the Transferred Assets on the date of closing.
     The Purchase Agreement may be terminated for specified reasons, including by either the Purchaser or the Sellers if the Transaction does not close on or before August 24, 2009. Subject to the payment of a termination fee, the Purchaser may terminate the Purchase Agreement at any time.
     As contemplated by the Purchase Agreement, following the closing of the Transaction, the Sellers will provide to the Purchaser certain services on a transitional basis.
     The foregoing includes a summary of certain of the principal provisions of the Purchase Agreement. This summary does not purport to be complete and is qualified in its entirety by reference to the text of the Purchase Agreement, which is attached as an exhibit hereto.

Item 7.01. Regulation FD Disclosure.
     On June 10, 2009, the Partnership issued a press release announcing the disposition of the Transferred Assets. A copy of the press release is furnished as an exhibit to this Current Report.
     In accordance with General Instruction B.2 of Form 8-K, the information set forth in this Item 7.01 and in the attached exhibit shall be deemed to be “furnished” and not be deemed to be “filed” for purposes of the Securities and Exchange Act of 1934, as amended (the “Exchange Act”).
Item 9.01. Financial Statements and Exhibits.
     (d) Exhibits.
     In accordance with General Instruction B.2 of Form 8-K, the information set forth in the attached Exhibit 99.1 is deemed to be “furnished” and shall not be deemed to be “filed” for purposes of the Exchange Act.

EXHIBIT
NUMBER		DESCRIPTION

2.1	—	Partnership Interest Purchase and Sale Agreement, dated as of June 9, 2009, among Crosstex Energy Services, L.P., Crosstex Energy Services GP, LLC, Crosstex CCNG Gathering, Ltd., Crosstex CCNG Transmission Ltd., Crosstex Gulf Coast Transmission Ltd., Crosstex Mississippi Pipeline, L.P., Crosstex Mississippi Gathering, L.P., Crosstex Mississippi Industrial Gas Sales, L.P., Crosstex Alabama Gathering System, L.P., Crosstex Midstream Services, L.P., Javelina Marketing Company Ltd., Javelina NGL Pipeline Ltd. and Southcross Energy LLC (incorporated by reference to Exhibit 2.1 to Crosstex Energy, L.P.’s current report on Form 8-K dated June 9, 2009, filed with the Commission on June 11, 2009).
99.1	—	Press Release dated June 10, 2009 (incorporated by reference to Exhibit 99.1 to Crosstex Energy, L.P.’s current report on Form 8-K dated June 9, 2009, filed with the Commission on June 11, 2009).

SIGNATURES
     Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

CROSSTEX ENERGY, INC.
Date: June 11, 2009	By:	/s/ William W. Davis
William W. Davis
Executive Vice President and Chief Financial Officer

INDEX TO EXHIBITS

EXHIBIT
NUMBER		DESCRIPTION

2.1	—	Partnership Interest Purchase and Sale Agreement, dated as of June 9, 2009, among Crosstex Energy Services, L.P., Crosstex Energy Services GP, LLC, Crosstex CCNG Gathering, Ltd., Crosstex CCNG Transmission Ltd., Crosstex Gulf Coast Transmission Ltd., Crosstex Mississippi Pipeline, L.P., Crosstex Mississippi Gathering, L.P., Crosstex Mississippi Industrial Gas Sales, L.P., Crosstex Alabama Gathering System, L.P., Crosstex Midstream Services, L.P., Javelina Marketing Company Ltd., Javelina NGL Pipeline Ltd. and Southcross Energy LLC. (incorporated by reference to Exhibit 2.1 to Crosstex Energy, L.P.’s current report on Form 8-K dated June 9, 2009, filed with the Commission on June 11, 2009).
99.1	—	Press Release dated June 10, 2009 (incorporated by reference to Exhibit 99.1 to Crosstex Energy, L.P.’s current report on Form 8-K dated June 9, 2009, filed with the Commission on June 11, 2009).